UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2010

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Named Executive Officer; Appointment of Chief Executive Officer. On August 6, 2010, Lattice Semiconductor Corporation (the “Company”) issued a press release announcing the resignation of the Company’s President and Chief Executive Officer, Mr. Bruno Guilmart, effective September 4, 2010. Mr. Guilmart served in this position since July 2008 and is leaving the Company to pursue other opportunities. Mr. Guilmart is also resigning as a director and tendered his resignation on August 5, 2010.

The Company also announced that effective September 4, 2010, Mr. Christopher M. Fanning has been appointed to serve as interim Chief Executive Officer of the Company while the Company seeks a permanent replacement for this position.

Mr. Fanning, 47, joined the Company in 1997 and was promoted to Corporate Vice President and General Manager, Low Density & Mixed Signal Solutions in 2008. Previously, he managed the Company’s software, intellectual property and technical support businesses as Corporate Vice President, Enterprise Solutions. He also served as Vice President of Strategic Planning. Prior to joining the Company, Mr. Fanning was employed by The Boston Consulting Group.

The terms of Mr. Fanning’s compensation for services as interim Chief Executive Officer are being considered by the Compensation Committee and any changes from the current compensation will be disclosed in a report on Form 8-K once finalized.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated August 6, 2010, entitled: “Lattice Semiconductor Announces Resignation of CEO Effective September 4; Appoints Christopher Fanning as Interim CEO” (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: August 6, 2010	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 6, 2010, entitled “Lattice Semiconductor Announces Resignation of CEO Effective September 4; Appoints Christopher Fanning as Interim CEO” (furnished herewith)